UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): August 30, 2006
TRANSOCEAN INC.
(Exact name of Registrant as specified in its charter)

CAYMAN ISLANDS	333-75899	66-0582307
(State or jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

4 GREENWAY PLAZA	77046
HOUSTON, TEXAS
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (713) 232-7500
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     The information in Item 2.03 is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On August 30, 2006, Transocean Inc. entered into a new $1.0 billion multi-draw term credit facility with JPMorgan Chase Bank, N.A. as Administrative Agent, Citibank, N.A. as Syndication Agent, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., Calyon New York Branch and The Royal Bank of Scotland plc, as Co-Documentation Agents, and J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. as Co-Lead Arrangers. The credit facility terminates on August 29, 2008. Borrowings may be made under the facility (i) at the base rate, determined as the greater of (A) the prime loan rate announced by JPMorgan Chase Bank, N.A. in New York and (B) the sum of the weighted average overnight federal funds rate published by the Federal Reserve Bank of New York plus 50 basis points, and (ii) at the London interbank offered rate plus 30 basis points, based on current credit ratings. Transocean pays, based on current credit ratings, and as applicable, a fee (6.5 basis points per annum) on the daily amount of the unused commitments under the credit facility. Changes in credit ratings could lower or raise the fees that Transocean pays under the facility. The facility contains customary covenants, including a debt to total tangible capitalization covenant.
     Borrowings under the facility are available upon customary terms and conditions for facilities of this type and are subject to acceleration upon the occurrence of events of default that Transocean considers usual and customary. On August 30, 2006, no borrowings were outstanding under the facility.
     The term credit agreement is filed as Exhibit 4.1 to this report and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the term credit agreement.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibits are filed herewith:
4.1	Term Credit Agreement dated August 30, 2006 among Transocean Inc., the lenders party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent, Citibank, N.A. as Syndication Agent, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., Calyon New York Branch and The Royal Bank of Scotland plc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANSOCEAN INC.
Date: August 30, 2006	By:	/s/ William E. Turcotte
William E. Turcotte
Vice President, Associate General Counsel and Assistant Secretary

EXHIBIT INDEX
4.1	Term Credit Agreement dated August 30, 2006 among Transocean Inc., the lenders party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent, Citibank, N.A. as Syndication Agent, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., Calyon New York Branch and The Royal Bank of Scotland plc.